UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2014

New York REIT, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-36416	27-1065431
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

405 Park Avenue
New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2014, Scott J. Bowman resigned as a member of the board of directors of New York REIT, Inc. (the “Company”). Mr. Bowman did not resign pursuant to any disagreement with the Company. Mr. Bowman served as an independent director and as a member of the audit committee since August 2011.

Simultaneous with Mr. Bowman’s resignation, the board of directors of the Company appointed Portia Sue Perrotty as a member of the board of directors and audit committee in accordance with the terms of the Company’s bylaws.

Ms. Perrotty, 61, has served as an independent director of American Realty Capital Healthcare Trust, Inc. (“ARC HT”) since November 2013 and as an independent director of American Realty Capital Healthcare Trust III, Inc. (“ARC HT III”) since August 2014. Ms. Perrotty also served as an independent director of American Realty Capital Hospitality Trust, Inc. (“ARC HOST”) from September 2013 until September 2014 and as an independent director of American Realty Capital Daily Net Asset Value Trust, Inc. (“ARC DNAV”) from August 2013 until August 2014. Ms. Perrotty has served as president and chief executive officer of AFM Financial Services in Cranford, New Jersey since April 2011. Ms. Perrotty also has been an investor and advisor to several small businesses and entrepreneurs in varying stages of development since August 2008. Ms. Perrotty served in the administration of Governor Edward G. Rendell as chief of staff to First Lady, Judge Marjorie Rendell from November 2002 through August 2008. Ms. Perrotty held the position of executive vice president and head of Global Operations for First Union Corp. as a member of the Office of the Chairman from January 2001 to January 2002. Prior to that time, Ms. Perrotty was Banking Group head for the Pennsylvania and Delaware Banking Operations of First Union from November 1998 until January 2001. Ms. Perrotty joined First Union through the merger with Corestates Bank where she served as executive vice president and head of IT and Operations from April 1996 until November 1998. Ms. Perrotty also served as senior executive vice president and head of all Consumer Businesses including Retail Banking, Mortgage Banking, Product Development and Marketing as well as strategic customer information and delivery system development. Ms. Perrotty was a member of the chairman’s staff in each of the companies she served. Ms. Perrotty serves on several boards including the Board of Trustees of Albright College, where she is currently chair of the Finance Committee and member of the Investment and Property sub committees. Ms. Perrotty also serves as vice chair of the Berks County Community Foundation, and as development chair for the Girls Scouts of Eastern PA Board. Ms. Perrotty has received several awards for community leadership and professional accomplishments including the Pa 50 Best Women in Business, the Franciscan Award from Alvernia University, the Albright College Distinguished Alumni Award, the Women of Distinction Award from the March of Dimes, Taking the Lead Award from the Girl Scouts of Eastern PA and the 2006 Champion of Youth Award from Olivet Boys & Girls Club. Ms. Perrotty is a graduate of Albright College with a Bachelor of Science degree in Economics and was also awarded an Honorary Doctor of Laws degree from Albright College in 2010. The Company believes that Ms. Perrotty’s current experience as an independent director of ARC HT and ARC HT III, her prior experience as a director of ARC HOST and ARC DNAV, her prior business experience and her leadership qualities make her well-qualified to serve on the board of directors.

Ms. Perrotty, like the Company’s other independent directors, will participate in the Company’s compensation program for independent directors and the director incentive restricted share plan. The Company pays to each of its independent directors a retainer of $100,000, $50,000 of which is payable in the form of cash and $50,000 of which is payable in the form of restricted shares of common stock (one third of which vests in each of the succeeding three years). Each independent director receives $30,000 in cash in the aggregate as an annual fee for his or her service on the audit committee, compensation committee and nominating and corporate governance committee. Each independent director may elect to receive restricted shares of common stock (one third of which vests in each of the succeeding three years) in lieu of all or a portion of the $30,000 annual fee for service on the audit committee, compensation committee and nominating and corporate governance committee. Each independent director also receives $2,000 for each meeting the director attends in person ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee) and $1,500 for each meeting attended by telephone. The independent directors are entitled to receive $750 for each transaction reviewed and voted upon electronically with a maximum of $2,250 for three or more transactions reviewed and voted upon per electronic meeting. If there is a meeting of the board and one or more committees in a single day, the fees are limited to $2,500 per day ($3,000 for the chairperson of the audit committee if there is a meeting of such committee). Vesting of restricted shares of common stock issued to independent directors will accelerate upon such director’s retirement or other termination of services (other than a termination for cause).

The Company also will pay each independent director for each external seminar, conference, panel, forum or other industry-related event attended in person and in which the independent director actively participates, solely in his or her capacity as an independent director of the company, in the following amounts:

•	$2,500 for each day of an external seminar, conference, panel, forum or other industry-related event that does not exceed four hours, or

•	$5,000 for each day of an external seminar, conference, panel, forum or other industry-related event that exceeds four hours.

In either of the above cases, the Company will reimburse, to the extent not otherwise reimbursed, an independent director’s reasonable expenses associated with attendance at such external seminar, conference, panel, forum or other industry-related event. An independent director cannot be paid or reimbursed for attendance at a single external seminar, conference, panel, forum or other industry-related event by us and another company for which he or she is a director.

A copy of the press release announcing the resignation of Mr. Bowman from and the appointment of Ms. Perrotty to the board of directors of the Company is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated September 12, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW YORK REIT, INC.

Date: September 12, 2014	By:	/s/ Nicholas S. Schorsch
Nicholas S. Schorsch
Chief Executive Officer and
Chairman of the Board of Directors